UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 11, 2016, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, Energy Focus, Inc. (the “Company”) announced that Ronald D. Black, Ph.D., who has been serving as the Company’s Lead Director since March 2016, was appointed by the Board of Directors to serve as its non-executive Chairman.

Dr. Black, age 52 has been a director of the Company since July 2015 and has served as the Chief Executive Officer and President and a director of Rambus Inc., a Silicon Valley based technology company that develops advanced semiconductor memory and security products, as well as LED lighting technologies, since 2012. Dr. Black was the Managing Director of R.D. Black & Company, a consulting firm, from 2011 to 2012.

James Tu will continue in his role as the Company’s Chief Executive Officer and President.

The Company expects to provide Dr. Black with incremental customary compensation to reflect the increase in his responsibilities from Lead Director to non-executive Chairman.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

99.1	Press release dated August 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016

ENERGY FOCUS, INC.

	By:	/s/ Marcia J. Miller
	Name:	Marcia J. Miller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated August 11, 2016